FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

This First Amendment (this “Amendment”), dated September 18, 2026 (the “Effective Date”), to the Management Services Agreement, dated February 13, 2007 (as amended or supplemented, the “Agreement”), is entered into between NATIONAL CINEMEDIA, LLC, a Delaware limited liability company (“NCM LLC”), and NATIONAL CINEMEDIA, INC., a Delaware corporation (“NCM Inc.”). Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, on the Effective Date, NCM LLC and certain of its affiliates are entering into the LLC Credit Agreement (as defined below) with the other credit parties thereto; and

WHEREAS, in connection with the LLC Credit Agreement, and in accordance with Section 7.4 of the Agreement, NCM LLC and NCM Inc. desire to amend the Agreement in the manner set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in the Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NCM LLC and NCM Inc. agree as follows:

1.
Amendments to Section 1 of the Agreement.
(a)
The definition of “Administrative Agent” is hereby deleted in its entirety and replaced with the following:

“Administrative Agent” means Crestline Direct Finance, L.P., a Delaware limited partnership, as administrative agent under the LLC Credit Agreement (when acting in such capacity) and any permitted successors and assigns in accordance with the terms of the LLC Credit Agreement.

(b)
A new definition of “Collateral Agent” is hereby inserted as follows:

“Collateral Agent” means Crestline Direct Finance, L.P., a Delaware limited partnership, as collateral agent under the LLC Credit Agreement for the Lenders and other Secured Parties (as defined in the LLC Credit Agreement) (when acting in such capacity) and any successors and permitted assigns in accordance with the terms of the LLC Credit Agreement.

(c)
A new definition of “Lenders” is hereby inserted as follows:

“Lenders” means each “Lender” and collectively the “Lenders” as defined in the

LLC Credit Agreement.

(d)
The definition of “LLC Credit Agreement” is hereby deleted in its entirety and replaced with the following:

“LLC Credit Agreement” means that certain Credit Agreement, dated as of the Effective Date, by and among NCM Holdings, LLC, a Delaware limited liability company, NCM LLC and Captivate Holdings, LLC, a Delaware limited liability company, as borrowers thereunder, NCMI II, LLC, a Delaware limited liability company, and NCM Parent, LLC, a Delaware limited liability company, as holdings thereunder, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

2.
Limited Amendment. Except as specifically provided in this Amendment and as the context of this Amendment otherwise may require to give effect to the intent and purposes of this Amendment, the Agreement shall remain in full force and effect without any other amendments or modifications.
3.
Counterparts; Facsimile Signature. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. The parties hereto may execute the signature pages hereof and exchange such signature pages by facsimile transmission.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

NCM LLC:

NATIONAL CINEMEDIA, LLC

By: NATIONAL CINEMEDIA, INC.,

its Manager

By: Name: Tom Lesinski

Title: Chief Executive Officer

NCM INC.:

NATIONAL CINEMEDIA, INC.

By: Name: Ronnie Ng

Title: Chief Financial Officer

[Signature page to First Amendment to Management Services Agreement]